SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2005

___________________

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920 (Commission File No.)	02-0451017 (IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire (Address of principal executive offices)	03842 (Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Attached hereto as Exhibit 99.1, but only furnished pursuant to Item 2.02 of this report and incorporated herein by reference, is the registrant’s press release dated February 8, 2005 announcing the Company’s earnings for the three and twelve months ended December 31, 2004. This current report on Form 8-K contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

     To supplement the Company’s financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are comprised of adjusted diluted net income per share, adjusted operating income, free cash flow; and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company believes that the adjusted diluted net income per share and adjusted operating income measures provide meaningful information to investors because they enable investors to evaluate the Company’s operating performance without regard to transactions that are not considered recurring to operations. The Company believes that free cash flow information is useful in determining the rate at which earnings are converted into cash and is, therefore, a useful measure of liquidity. With respect to all such non-GAAP measures, the Company has provided a quantitative reconciliation from the most directly comparable financial measure calculated and presented in accordance with GAAP.

     The Company defines EBITDA as net income (loss) computed in accordance with GAAP, excluding items considered nonrecurring in the Company’s operations, plus income taxes, interest expense, depreciation and amortization. The Company calculates and discloses EBITDA because the Company believes that it is helpful in assisting investors comparing the Company’s performance to that of other companies on a consistent basis. Depreciation and amortization may vary significantly among companies depending on accounting methods. The Company believes that EBITDA, as defined, is also useful in helping investors compare the Company’s performance before the effect of various items that do not directly affect the Company’s operating performance. Further, EBITDA is a measure commonly used by fixed-income investors and commercial lenders, and hence the Company believes that disclosing this calculation may be useful to the holders of the Company’s debt instruments. However, investors should recognize that EBITDA is not a substitute for measures of financial performance determined in accordance with GAAP.

     Investors should recognize that these non-GAAP measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternatives for measures of financial performance determined in accordance with GAAP, such as net income as a measure of operating results or cash flows as a measure of liquidity.

     As more fully discussed below in Item 4.02, on February 8, 2005, the Company announced that it will restate its financial statements for the three and nine months ended September 30, 2004 to reflect non-cash adjustments to the value recorded for certain Apogent debt securities and for Fisher stock issued in the Apogent merger. The non-cash refinancing related charge being reversed was previously reflected as a nonrecurring adjustment. These changes do not affect Fisher’s revenue, operating income or cash flow. They will also not affect future earnings or cash flow. The Company will amend its report on Form 10-Q for the quarter ended September 30, 2004 (the “Report”) to reflect these changes as soon as practicable.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     As noted above in Item 2.02, the Company will restate its financial statements for the three and nine months ended September 30, 2004 to reflect non-cash adjustments to the value recorded for certain Apogent debt securities and for Fisher stock issued in the Apogent merger. The adjustments consist of an increase in net income and diluted net income per common share and a non-cash balance sheet adjustment to decrease goodwill and stockholders’ equity to reflect an increase in the estimated fair value used to record certain debt securities of Apogent and to reduce the value of the equity securities issued by the Company in the merger from the amounts originally recorded. These adjustments have no effect on the Company’s income from operations or cash flows as stated in the Report nor will they affect the Company’s reporting of future income or cash flows.

     On February 4, 2005 and on February 7, 2005, the audit committee of the board of directors of the Company (the “Audit Committee”) reviewed and discussed the accounting treatment and disclosures related to the matters referred to in this Item 4.02 with the Company’s management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Company intends to file an amendment to its Report as soon as practicable to reflect the non-cash adjustments. As a result of these items, the previously issued financial statements for the quarterly period ended September 30, 2004 should not be relied upon.

     As part of recording the Apogent merger, the Company is required to determine and record the estimated fair value for all assets acquired and liabilities assumed.

     The Company has concluded that the estimated fair value used to record certain debt securities of Apogent was understated and should have been reflected in the fair value of liabilities assumed in the merger. As a result, the Company will increase income before income taxes by $40.1 million, net income by $25.3 million and diluted net income per common share by $0.24 per share to reduce the charge previously recorded in the third quarter for merger-related financing activities. The fair value adjustment will also increase other current assets by $3.2 million and increase goodwill by $147.5 million and stockholders’ equity by $136.8 million and decrease other assets by $13.9 million.

     In addition, the Company has concluded that the valuation of the Company shares representing merger consideration should be based on the appropriate period surrounding the merger announcement, rather than the date the merger was effected. This change in measurement date resulted in a reduction of goodwill and stockholders’ equity of $322.5 million.

     The net effect of the adjustments described above will consist of non-cash adjustments increasing income before income taxes by $40.1 million, net income by $25.3 million and net income per diluted common share by $0.24 and increasing other current assets by $3.2 million and reducing goodwill by $175.0 million, other assets by $13.9 million and stockholders’ equity by $185.7 million.

     As stated above, the Company intends to file as soon as practicable an amendment to its quarterly report for the third quarter of 2004 reflecting the above adjustments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit Number	Description
99.1
Fisher Scientific International Inc.’s press release dated February 8, 2005 announcing the Company’s earnings for the year ended December 31, 2004. This Exhibit pertains to Item 2.02 of this report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.
Date: February 8, 2005	By:	/s/ Kevin P. Clark
		Name:	Kevin P. Clark
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1
Fisher Scientific International Inc.’s press release dated February 8, 2005 announcing the Company’s earnings for the year ended December 31, 2004. This Exhibit pertains to Item 2.02 of this report on Form 8-K.